Exhibit 10.1
Amendment No. 5 to
Discover Financial Services
Employee Stock Purchase Plan

The Discover Financial Services Employee Stock Purchase Plan, as heretofore amended (the “Plan”), is hereby amended in the following respects, effective August 1, 2024:

1.Section 2 of the Plan is hereby amended to clarify the classes of individuals who are excluded from participating in the Plan by substituting the following new paragraph for the current second paragraph thereto:

“No right to purchase Common Stock hereunder shall accrue under the Plan on behalf of any person who is not an Eligible Employee as of the first day of a Purchase Period (as defined in Section 3). For purposes of clarity, and unless otherwise required by Section 423 of the Code, the term Eligible Employee will not include the following, regardless of any subsequent reclassification as an employee by the Company, any governmental agency, or any court:

a.employees whose customary employment is for not more than five months in any calendar year (for example, interns and summer associates),

b.any independent contractor,

c.any consultant,

d.any individual performing services for the Company who has entered into an independent contractor or consultant agreement with the Company,

e.any individual performing services for the Company under a purchase order, a supplier agreement or any other agreement that the Company enters into for services,

f.any individual classified by the Company as contract labor (such as contractors, contract employees, job shoppers), regardless of length of service,

g.any individual whose base wage or salary is not processed for payment by the payroll department(s) or payroll provider(s) of the Company, and

h.any leased employee.

Notwithstanding the foregoing, any employee of a Participating Company who on June 30, 2007, was eligible to participate in the Morgan Stanley Employee Stock Purchase Plan or who, on the Effective Date (as defined in Section 3) would have been so eligible if he or she had then been employed by Morgan Stanley shall be an Eligible Employee as of the Effective Date.”

2. Section 18 is hereby amended to clarify how changes in the Company’s capital structure will be treated for purposes of the Plan by replacing Section 18 of the Plan in its entirety with the following:

“18. Changes in the Company’s Capital Structure. In the event of any change affecting the number, class, value, or terms of the shares of common stock resulting from a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of shares of Common Stock other than a regular cash dividend, the maximum number and class of securities which may be purchased under the Plan and the purchase price per security shall be appropriately adjusted by the Board, in a manner it deems equitable, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. For the avoidance of doubt, the Board may not delegate its authority to make adjustments pursuant to this Section. The decision of the Board regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being available under the Plan, such fractional security shall be disregarded. The provisions of the Plan shall be binding upon, and inure to the benefit of, all successors of the Company and each participant, including, without limitation, such Participant’s estate and all executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such participant. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or price of shares subject to a purchase right.”